Exhibit (t)

John Hancock Asset-Based Lending Fund

John Hancock Multi Asset Credit Fund

Manulife Private Credit Plus Fund

(each a “Trust,” collectively the “Trusts”)

POWER OF ATTORNEY

The undersigned Trustee or Officer of the Trusts, each a Massachusetts business trust, does hereby constitute and appoint Kinga Kapuscinski, Thomas Dee, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Harsha Pulluru, Sarah M. Coutu, Edward Macdonald, Khimmara Greer and Mara Moldwin, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as Trustee or officer of a Trust as noted below, in the furtherance of the business and affairs of a Trust: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of a Trust’s Registration Statement on Form N-2 regarding the registration of a Trust or series thereof or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable a Trust to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, a Trust. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a Trustee or Officer of each Trust.

Dated: March 28, 2024.

Name	Signature	Title
Andrew G. Arnott	/s/ Andrew G. Arnott	President, Chief Executive Officer and Principal Executive Officer, and Trustee

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

Grace K. Fey	/s/ Grace K. Fey	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee